EXHIBIT 10.14 (iii)

                             METRIS COMPANIES, INC.
                    LONG-TERM INCENTIVE AND STOCK OPTION PLAN

                        Restricted Stock Award Agreement

     This Restricted Stock Award Agreement is made and entered into as of _______, by and between ___________ (the "Grantee") and Metris Companies Inc., a Delaware corporation, with its principal business office located in Minnetonka, Minnesota (the "Company").

     WHEREAS, the Board of Directors of the Company (the "Board") desires to grant a restricted stock award to Grantee pursuant to the provisions of the Metris Companies Inc. Long-Term Incentive and Stock Option Plan, as amended (the "Plan") and this Restricted Stock Option Agreement (the "Agreement").

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Award

     The Company, effective as of the date of this Agreement, hereby grants to Grantee a restricted stock award of ________________ shares (the "Shares") of common stock of the Company (the "Common Stock"), subject to the terms and conditions set forth herein.

     2. Vesting

     (a) Subject to the terms and conditions of this Agreement, the Shares shall vest in full in Grantee on __________, if Grantee remains continuously employed by the Company until such date in a position of authority, responsibility and reporting relationships comparable to, or greater than, his position on the date of this Agreement. Notwithstanding anything contained in this agreement to the contrary, the shares shall not vest or be transferable while any loan by the Company to the Grantee remains unpaid and outstanding.

     (b) Notwithstanding the vesting provisions contained in the first sentence of Section 2(a) above, but subject to the other terms and conditions set forth herein, if Grantee has been continuously employed by the Company until the date of a "Change in Control" (as hereinafter defined), Grantee shall be immediately vested as of the date of such Change in Control in the Shares. For purposes of this Agreement, the following terms shall have the definitions set forth below:


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     (i) "Change in Control" shall mean:

          (A) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

          (B) the public announcement (which, for purposes of this definition, shall include without limitation a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of ownership of fifty percent (50%) or more of the total voting capital stock of the Company then issued and outstanding by any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this proviso is referred to herein as a "Company Entity");

          (C) the announcement of a tender offer by any person or entity (other than a Company Entity) for thirty percent (30%) or more of the Company's voting capital stock then issued and outstanding, which tender offer has been approved by the Board, a majority of the members of which are Continuing Directors (as hereinafter defined), and recommended to the shareholders of the Company;

          (D) the Continuing Directors (as hereinafter defined) cease to constitute a majority of the Board; or

          (E) the shareholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any plan of liquidation or dissolution of the Company.


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     (ii) "Continuing Director" shall mean any person who is a member of the
Board, while such person is a member of the Board, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board on the date of this Agreement as first written above or (ii) subsequently becomes a member of the Board, if such person's initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (b), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, but shall not include any Company Entity; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     3. Restriction on Transfer

     Until the Shares vest pursuant to Sections 2(a), 2(b) or 4(b) hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

     4. Forfeiture; Early Vesting in Event of Disability or Death

     (a) If Grantee ceases to be an employee for any reason other than by reason of "disability" (as hereinafter defined) or death prior to the vesting of all of the Shares pursuant to Section 2 hereof, or if Grantee is assigned to a position of authority, responsibility and reporting relationships less than his position on the date of this Agreement prior to the vesting of all of the Shares pursuant to Section 2 hereof, then in either such case Grantee's rights to all of the Shares not theretofore vested shall be immediately and irrevocably forfeited.

     (b) If Grantee ceases to be an employee by reason of disability (as defined in the Social Security eligibility provisions, 42 U.S.C. Section 421, and the regulations promulgated thereunder) or death prior to the vesting of any Shares pursuant to Section 2 hereof, Grantee or his estate shall become immediately vested, as of the date of such disability or death, in the Shares. No transfer by will or by laws of descent and distribution of any Shares which vest by reason of Grantee's death shall be effective to bind the Company, unless the Company shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Company may deem necessary to establish the validity of the transfer.

     5. Issuance and Custody of Certificate

     (a) The Company shall cause to be issued one or more stock certificates, registered in the name of Grantee, evidencing the Shares. Each such certificate shall bear the following legends:

     (i) "The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Metris Companies Long-Term Incentive and Stock Option Plan and a Restricted Stock Award Agreement entered into between Metris Companies Inc. and the registered owner of such shares. Copies of the Plan and the Agreement are on file in the office of the Vice President of Human Resources at its principal executive offices.

     (ii) "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities laws. Such securities may not be sold, transferred or otherwise disposed of without (i) the opinion of counsel satisfactory to the issuer of such securities that such transfer may lawfully be made without registration or qualification under the Securities Act of 1933 and applicable state securities laws or (ii) such registration or qualification."

     (b) Grantee shall cause stock powers relating to the Shares executed by Grantee to be delivered to the Company.

     (c) Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. Upon request, the Secretary or such custodian shall issue a receipt to Grantee evidencing the certificate or certificates held which are registered in the name of Grantee.

     (d) After any Shares vest pursuant to Sections 2(a), 2(b) or 4(b) hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in Section 5(a)(i) hereof and, subject to receipt of an opinion of counsel satisfactory to the Company (which may be counsel for the Company), free of the legend provided in
Section 5(a)(ii) hereof, and shall cause such certificate or certificates and the stock powers relating to such vested Shares to be delivered to Grantee or Grantee's legal representatives, beneficiaries or heirs.
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     6. Distributions and Adjustments

     (a) If all or any portion of the Shares vest in Grantee subsequent to any change in the number or character of the shares of Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), Grantee shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding shares of Common Stock.

     (b) Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Grantee at the same time cash dividends are distributed to shareholders of the Company generally.

     (c) Any additional shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

     7. Taxes

     (a) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Grantee.

     (b) Subject to the approval of the Metris Compensation Committee of the Board of Directors, Grantee may elect to satisfy his federal and state income tax withholding obligations upon the vesting of any Shares pursuant to Sections 2(a), 2(b) or 4(b) hereof by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon such vesting having a fair market value equal to the amount of federal and state income taxes required to be withheld on such vesting, or (ii) delivering to the Company shares of Common Stock other than the Shares issuable upon such vesting having a fair market value equal to such taxes. For purposes of this paragraph (b), fair market value shall equal the mean of the opening and closing trade prices of the Common Stock as reported on the New York Stock Exchange (NYSE) (or any exchange or automated quotation system upon which Common Stock is listed or quoted, provided that if the Common Stock is listed on more than one exchange, then the Compensation Committee shall determine which exchange's price shall be used) on the date of determination, or, if no trading in the Common Stock occurs on the date of determination, on the immediately preceding trade date. Any election pursuant to this paragraph
(b) will be subject to such rules as may be adopted from time to time by the Compensation and Stock Option Committee of the Company's Board of Directors.
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     8. Miscellaneous

     (a) This Agreement is issued pursuant to the Plan and is subject to its terms. Grantee hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

     (b) This Agreement shall not confer on Grantee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time with or without cause.

     (c) Grantee shall have none of the rights of a shareholder with respect to the Shares until the Shares shall have been issued to Grantee as provided herein. Subject to the restrictions and terms of this Agreement, after such issuance, Grantee shall have all of the rights of a shareholder with respect to the Shares (including, without limitation, the right to vote the Shares).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                     METRIS COMPANIES INC.

                                     --------------------------------
                                     [Name]
                                     [Title]


                                     GRANTEE

                                     --------------------------------
                                     [Name of Grantee]


                                     Social Security #:

                                     Date: --------------------------